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                                                                     Exhibit 24.
                                                                     -----------


                               POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence M. Coss and Joel H. Gottesman, and each or either one of them, his true and lawful attorney(s)- in-fact and agent(s), with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign the 1995 Annual Report on Form 10-K of Green Tree Financial Corporation, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s), and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.


             SIGNATURE                               DATE
             ---------                               ----



     /s/W. Max McGee                                 March 11, 1996
     -------------------------
     W. Max McGee


     /s/Tania A. Modic                               March 13, 1996
     ------------------------
     Tania A. Modic


     /s/Robert S. Nickoloff                          March 15, 1996
     -------------------------
     Robert S. Nickoloff

                                     -187-